UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 5, 2010, Visant Holding Corp. (“Holdings”) and Visant Corporation (“Visant”) jointly issued a press release announcing that in connection with the previously announced tender offers to purchase for cash by Holdings any and all of its outstanding 10.25% Senior Discount Notes due 2013 (the “10.25% Notes”) and its outstanding 8.75% Senior Notes due 2013 (the “8.75% Notes”) and the previously announced tender offer to purchase for cash by Visant any and all of its outstanding 7.625% Senior Subordinated Notes due 2012 (the “7.625% Notes” and, collectively with the 10.25% Notes and the 8.75% Notes, the “Notes”), the tender period in respect of each of the tender offers expired at 12:00 midnight, New York City time, on October 4, 2010. No additional Notes have been tendered since the consent payment deadline on September 20, 2010.

As previously announced, Holdings purchased for cash, on September 22, 2010, $241,480,000 of the tendered 10.25% Notes and $349,775,000 of the tendered 8.75% Notes and Visant purchased for cash, on September 22, 2010, $434,660,000 of the tendered 7.625% Notes. Also as previously announced, Holdings will redeem for cash any and all of the outstanding 10.25% Notes and the outstanding 8.75% Notes and Visant will redeem for cash any and all of the outstanding 7.625% Notes, in each case, on October 21, 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press release issued by Visant Holding Corp. and Visant Corporation, dated October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: October 5, 2010

/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

99.1	Press release issued by Visant Holding Corp. and Visant Corporation, dated October 5, 2010.